UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)          March 22, 2006
EMAGEON INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51149	63-1240138

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1200 Corporate Drive, Suite 200, Birmingham, Alabama	35242

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:          (205) 980-9222
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Offices; Election of Directors; Appointment of Principal Officers
      Effective March 22, 2006, Emageon Inc. (the “Company”) has appointed Grady Floyd to the position of Chief Operating Officer of the Company. Mr. Floyd, 43, has more than 20 years of experience with companies specializing in visual medical imaging. Since 2004, Mr. Floyd has been Chief Operating Officer of Vasant, L.L.C., a consulting firm specializing in healthcare technology business development. Before that, he was employed by CardioNow, Inc., a cardiology image and information system company. During his tenure at CardioNow, Inc. he served as Chief Operating Officer from August 2001 to September 2002 and as President and Chief Executive Officer from September 2002 until his departure in April 2004. Mr. Floyd held several positions at CEMAX-ICON, a pioneer in the Picture Archive and Communication (PACS) industry during his employment there from June 1995 to August 2001. Mr. Floyd received a Bachelor of Science degree in Industrial Engineering from Stanford University in 1983.
      On March 22, 2006, the Company announced that Milton G. Silva-Craig who has served as Chief Operating Officer of the Company since 2001 and President of the Company since 2004 will transition from the Company over the period of the next several months. Charles A. Jett, Jr., the Company’s Chief Executive Officer and Chairman of the Board has been appointed President, also effective March 22, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGEON INC. (Registrant)
By:	/s/ W. Randall Pittman
W. Randall Pittman
Chief Financial Officer and Treasurer

Date: March 28, 2006